As filed with the Securities and Exchange Commission on April 22, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SPS COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	7372	41-2015127
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

333 South Seventh Street, Suite 1000
Minneapolis, MN 55402
(612) 435-9400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Archie C. Black
President and Chief Executive Officer
SPS Commerce, Inc.
333 South Seventh Street, Suite 1000
Minneapolis, MN 55402
(612) 435-9400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew G. Humphrey	Mark J. Macenka
Jonathan R. Zimmerman	Kenneth J. Gordon
Faegre & Benson LLP	Goodwin Procter LLP
2200 Wells Fargo Center	Exchange Place
90 South Seventh Street	53 State Street
Minneapolis, MN 55402-3901	Boston, MA 02109
(612) 766-7000	(617) 570-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☑ 333-163476
If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company)

SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be	Proposed Maximum Aggregate	Amount of
Registered	Offering Price (1)(2)(3)	Registration Fee
Common stock, par value $0.001 per share	$6,701,034	$477.78

(1)	In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Act”), the number of shares being registered and the proposed maximum offering price per share are not included in this table.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	The registrant previously registered an aggregate of $49,833,342 of Common Stock on Registration Statement on Form S-1 (File No. 333-163476), as amended, which was declared effective on April 21, 2010 and for which a filing fee of $2,840.12 was previously paid.
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND
EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE ACT.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     This Registration Statement on Form S-1 is being filed with respect to an increase in the proposed maximum aggregate offering price of the common stock, par value $0.001 per share (“Common Stock”), of SPS Commerce, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of an independent registered public accounting firm. This Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-163476) (the “Original Registration Statement”), initially filed by the Company on December 3, 2009 and declared effective by the Securities and Exchange Commission on April 21, 2010. The Company is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering price for the Common Stock offered to reflect the actual initial public offering of 4,096,694 shares of the Common Stock, plus an over-allotment option of 614,504 shares, at a price of $12.00 per share for a total maximum aggregate offering price of $56,534,376. Pursuant to Rule 462(b), the contents of the Original Registration Statement, including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on this 22nd day of April, 2010.

SPS COMMERCE, INC.
By:	/s/ Kimberly K. Nelson
Kimberly K. Nelson
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Archie C. Black	President and Chief Executive Officer	April 22, 2010
Archie C. Black	(principal executive officer)

/s/ Kimberly K. Nelson	Executive Vice President and Chief	April 22, 2010
Kimberly K. Nelson	Financial Officer
(principal financial and accounting officer)

*	Director	April 22, 2010
Steve A. Cobb

*	Director	April 22, 2010
Michael B. Gorman

*	Director	April 22, 2010
Martin J. Leestma

*	Director	April 22, 2010
George H. Spencer, III

*	Director	April 22, 2010
Murray R. Wilson

*	Director	April 22, 2010
Sven A. Wehrwein

* /s/ Kimberly K. Nelson
By: Kimberly K. Nelson
Agent and attorney-in-fact

SPS COMMERCE, INC.
REGISTRATION STATEMENT ON FORM S-1
EXHIBIT INDEX

No.	Description
5.1	Opinion of Faegre & Benson LLP
23.1	Consent of Grant Thornton LLP
23.2	Consent of Faegre & Benson LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

*	Incorporated by reference from the Company’s Registration Statement on Form S-1, as amended (File No. 333-163476), initially filed by the Company on December 3, 2009 and declared effective by the Securities and Exchange Commission on April 21, 2010.